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                                                                     EXHIBIT 1.1




                        HAYES LEMMERZ INTERNATIONAL, INC.
                                  $250,000,000
                    8 1/4% Senior Subordinated Notes due 2008

                               PURCHASE AGREEMENT


                                                                December 7, 1998


CIBC OPPENHEIMER CORP.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
CREDIT SUISSE FIRST BOSTON CORPORATION
c/o CIBC Oppenheimer Corp.
425 Lexington Avenue
3rd Floor
New York, New York  10017

Ladies and Gentlemen:

                  Hayes Lemmerz International, Inc., a Delaware corporation (the "Company"), and each of the Company's subsidiaries listed in Exhibit A hereto (each, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors" and, together with the Company, the "Issuers") hereby confirm their agreement with you (the "Initial Purchasers"), as set forth below.

1. The Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchasers $250,000,000 aggregate principal amount of its 8 1/4% Senior Subordinated Notes due 2008 (the "Notes"). The obligations of the Company under the Indenture (as hereinafter defined) and the Notes will be unconditionally guaranteed (the "Guarantees"), on a joint and several basis, by each Subsidiary Guarantor. The Notes and the Guarantees are to be issued pursuant to the Indenture (the "Indenture"), to be dated December 14, 1998, among the Company, The Bank of New York, a New York corporation, as trustee (the "Trustee"), and the Subsidiary Guarantors. The Notes and the Guarantees are hereinafter referred to collectively as the "Securities."

                  The sale of the Securities to the Initial Purchasers (the "Offering") will be made without registration of the Securities under the Securities Act of 1933, as amended (the "Act") and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder, in reliance upon the




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exemption therefrom provided by Section 4(2) of the Act. Holders of the
Securities will have the benefits of a Registration Rights Agreement to be dated as of December 14, 1998 among the Issuers and the Initial Purchasers (the "Registration Rights Agreement").

                  In connection with the sale of the Securities, the Company has prepared an offering memorandum dated December 7, 1998 (including information incorporated by reference therein, the "Memorandum") setting forth or including a description of the terms of the Securities, the terms of the Offering, a description of the Company and any material developments relating to the Company occurring after the date of the most recent financial statements included therein.

                  The Securities are being issued and sold in connection with the repayment of certain indebtedness outstanding under the Company's senior secured loan facility (as amended, the "Amended Credit Agreement") among the Company, Canadian Imperial Bank of Commerce, as administrative agent, Merrill Capital Corporation, as documentation agent, and the other financial institutions party thereto, as lenders.

                  This Agreement, the Securities, the Exchange Notes (as defined in the Registration Rights Agreement), the Private Exchange Notes (as defined in the Registration Rights Agreement), the Registration Rights Agreement and the Indenture are herein collectively referred to as the "Offering Documents."

2. Representations and Warranties of the Issuers. The Issuers, jointly and severally, represent and warrant to and agree with the Initial Purchasers that:

                  (a) The Memorandum, as of its date and at the Closing Date (as defined in Section 3 hereof), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions that are made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use in the Memorandum or any amendment or supplement thereto, which information is set forth in Section 15.

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                  (b) Each of the Issuers and the Subsidiaries (as hereinafter defined) that is a corporation organized under the laws of a jurisdiction of the United States has been and at the Closing Date will be duly incorporated and each of the Issuers and each Subsidiary that is a corporation organized under the laws of a jurisdiction of the United States is and at the Closing Date will be validly existing in good standing as a corporation under the laws of its jurisdiction of incorporation, with the requisite corporate power and authority to own its properties and conduct its business as now conducted as described in the Memorandum, is and at the Closing Date will be duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, condition (financial or other) or results of operations of any of the Issuers and the Subsidiaries, taken as a whole (any such event a "Material Adverse Effect"); each of the Issuers and the Subsidiaries that is not a corporation organized under the laws of a jurisdiction of the United States, has been and at the Closing Date will be duly organized and validly existing under the laws of the jurisdiction in which it is so organized, with the requisite power and authority to own its properties and conduct its business as now conducted and as described in the Memorandum; the Company had as of the date specified therein the authorized, issued and outstanding capitalization set forth in the Memorandum; except as set forth in Exhibit B hereto and for the Subsidiary Guarantors (collectively, the "Subsidiaries"), the Company does not have any subsidiaries or own directly or indirectly any of the capital stock or other equity securities of any other person; all of the outstanding shares of capital stock of the Issuers and the Subsidiaries have been, duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights and, in the case of the Subsidiary Guarantors and the Subsidiaries, except in connection with the Amended Credit Agreement, are owned free and clear of all liens, encumbrances, equities and restrictions on transferability (other than those imposed by the Act and the state securities or "Blue Sky" laws).

                  (c) Each of the Issuers has the required corporate power and authority to execute, deliver and perform its





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         obligations under the Indenture, the Securities, the Exchange Notes and the Private Exchange Notes. The Securities, the Exchange Notes, the Private Exchange Notes and the guarantees to be endorsed thereon have each been duly and validly authorized by each of the Issuers for issuance and, when executed by the Issuers and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Securities, delivered to and paid for by the Initial Purchasers in accordance with the terms hereof, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Issuers, entitled to the benefits of the Indenture and enforceable against the Issuers in accordance with their terms except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity); each of the Issuers has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture, the Securities, the Exchange Notes and the Private Exchange Notes, and the Indenture has been duly and validly authorized by the Issuers and is in a form to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA") and, when executed and delivered by the Issuers (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms except that (a) the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) and (b) the waiver contained in Section 4.03 of the Indenture may be deemed unenforceable.

                  (d) Each of the Issuers has the requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by the Issuers and, when executed and delivered by the Issuers (assuming the due authorization, execution and delivery by the Initial Purchasers), will constitute a valid and legally binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms



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         except (i) that the enforcement thereof may be limited by (a)
         bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) and (ii) as any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

                  (e) Each of the Issuers has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized by the Issuers and, when executed and delivered by the Issuers, will constitute a valid and legally binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms except (i) that the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally or general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) and (ii) as any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy considerations.

                  (f) Except as set forth in the Memorandum, no consent, approval, authorization or order of any court or governmental agency or body is required for the performance of any of the Offering Documents by the Issuers or, to the extent each is or will be a party thereto, or for the consummation by the Issuers of any of the transactions contemplated thereby, except for such consents, approvals, authorizations or orders as have been obtained or made or as may be required under the Act and the TIA (with respect to the transactions contemplated by the Registration Rights Agreement) or as may be required under state securities or "Blue Sky" laws in connection with the purchase and distribution of the Securities by the Initial Purchasers; and none of the Issuers is (i) in violation of its certificate of incorporation or bylaws, (ii) in violation of any statute, judgment, decree, order, rule or regulation applicable to it or any of its properties or assets, which violation would, individually or in the aggregate, have a Material Adverse Effect, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any of the Offering




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         Documents or any other contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which it is a party or to which it is subject, which default would, individually or in the aggregate, have a Material Adverse Effect.

                  (g) The execution, delivery and performance by the Issuers of each of the Offering Documents to which it is a party, and the consummation by the Issuers of the transactions contemplated thereby and the fulfillment of the terms thereof, will not violate, conflict with or constitute or result in a breach of or a default under (or an event that, with notice or lapse of time, or both, would constitute a breach of or a default under) any of (a) the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, or agreement or instrument to which any of the Issuers or the Subsidiaries is a party or to which any of their respective properties or assets are subject, which violation, conflict, breach or default would, individually or in the aggregate, have a Material Adverse Effect, (b) the certificate of incorporation or bylaws of any of the Issuers or the Subsidiaries or (c) (assuming compliance with all applicable Federal and state securities and "Blue Sky" laws) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or other body applicable to the Issuers or the Subsidiaries or any of their respective properties or assets, which violation, conflict, breach or default would, individually or in the aggregate, have a Material Adverse Effect.

                  (h) The audited consolidated financial statements and schedules of the Company included in the Memorandum present fairly the consolidated financial position, results of operations and cash flows of the Company, at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein; the unaudited consolidated financial statements and the related notes of the Company included in the Memorandum present fairly the consolidated financial position, results of operations and cash flows of the Company at the dates and for the periods to which they relate, subject to year-end audit adjustments, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis except as otherwise stated therein and have been prepared on a



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         basis substantially consistent with that of the audited financial statements referred to above except as otherwise stated therein; to the best knowledge of the Company, after due inquiry, the summary financial and statistical data included in the Memorandum present fairly the information shown therein and have been prepared and compiled on a basis consistent with the audited and unaudited financial statements included therein, except as otherwise stated therein; and KPMG Peat Marwick LLP, which has examined certain of such financial statements and schedules as set forth in their reports included in the Memorandum, is an independent public accounting firm as required by the Act.

                  (i) To the best knowledge of the Issuers, after due inquiry, the audited consolidated financial statements and schedules of CMI International, Inc. ("CMI") included in the Memorandum present fairly the consolidated financial position, results of operations and cash flows of CMI, at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein; to the best knowledge of the Issuers, after due inquiry, the unaudited consolidated financial statements and the related notes of CMI included in the Memorandum present fairly the consolidated financial position, results of operations and cash flows of CMI at the dates and for the periods to which they relate, subject to year-end audit adjustments, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis except as otherwise stated therein and have been prepared on a basis substantially consistent with that of the audited financial statements referred to above except as otherwise stated therein; and Ciulla, Smith & Dale LLP which has examined certain of such financial statements and schedules as set forth in their reports included in the Memorandum, is an independent public accounting firm as required by the Act.

                  (j) (i) The pro forma financial statements and other pro forma financial information (including the notes thereto) included in the Memorandum (A) have been prepared in accordance with applicable requirements of Rule 11-02 of Regulation S-X promulgated under the Act and (B) have been properly computed on the bases described therein;
         (ii) the assumptions used in the preparation of the pro forma financial statements and other pro forma financial information included in the Memorandum are reasonable and


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         the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

                  (k) Except as described in the Memorandum, there is not pending or, to the best knowledge of the Issuers, threatened, any action, suit, proceeding, inquiry or investigation, governmental or otherwise, to which any of the Issuers or the Subsidiaries is a party, or to which their respective properties or assets are subject, before or brought by any court, arbitrator or governmental agency or body, that, if determined adversely to the Issuers or the Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the use of proceeds thereof.

                  (l) The Issuers and the Subsidiaries possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how (i) that are necessary to conduct their business as described in the Memorandum and (ii) the loss of which would, individually or in the aggregate, have a Material Adverse Effect.

                  (m) None of the Issuers or the Subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would, individually or in the aggregate, have a Material Adverse Effect.

                  (n) Each of the Issuers and the Subsidiaries has obtained all licenses, permits, franchises and other governmental authorizations, the lack of which would, individually or in the aggregate, have a Material Adverse Effect.

                  (o) Subsequent to the respective dates as of which information is given in the Memorandum and except as described therein, (i) the Issuers and the Subsidiaries have not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, in either case whether or not in the ordinary course of business, and (ii) the Company has not purchased any its outstanding capital stock, or declared, paid or


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         otherwise made any dividend or distribution of any kind on any of their respective capital stock or otherwise.

                  (p) None of the Issuers or the Subsidiaries has taken or will take any action that would cause this Agreement or the issuance or sale of the Securities to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

                  (q) Each of the Issuers and the Subsidiaries has good and marketable title to all real property described in the Memorandum as being owned by it and good and marketable title to the leasehold estate in the real property described therein as being leased by it, free and clear of all liens, charges, encumbrances or restrictions, except, in each case, as described in the Memorandum or such as would not, individually or in the aggregate, have a Material Adverse Effect.

                  (r) Each of the Issuers and the Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect; and, other than taxes due thereon or tax deficiencies which any Issuer or Subsidiary reasonably believe that it has provided adequate reserves, has paid all taxes due thereon and there is no tax deficiency that has been asserted against any Issuer or Subsidiary that would, individually or in the aggregate, have a Material Adverse Effect.

                  (s) Intentionally omitted.

                  (t) Assuming the accuracy of the Initial Purchasers' representations and warranties set forth in Section 5 hereof, and the due performance by the Initial Purchasers of the covenants and agreements set forth in Section 5 hereof, the offer and sale of the Securities to the Initial Purchasers in the manner contemplated by this Agreement and the Memorandum does not require registration under the Act and the Indenture does not require qualification under the TIA.

                  (u) No securities of the Company or any of its Subsidiaries are (i) of the same class (within the meaning of Rule 144A under the Act) as the Securities and (ii) listed on a national securities exchange registered under Section


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         6 of the Securities Exchange Act of 1934, as amended (the "Exchange
         Act"), or quoted in a U.S. automated interdealer quotation system.

                  (v) Except as disclosed in the Memorandum and except as would not individually or in the aggregate have a Material Adverse Effect,
         (A) each of the Issuers and the Subsidiaries is in compliance with all applicable Environmental Laws, (B) each of the Issuers and the Subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements, (C) there are no pending or, to the best knowledge of the Issuers, after due inquiry, threatened Environmental Claims against any of the Issuers or the Subsidiaries and (D) none of the Issuers or the Subsidiaries has knowledge of any circumstances with respect to any of their respective properties or operations that could reasonably be anticipated to form the basis of an Environmental Claim against any of them or any of their subsidiaries or any of their respective properties or operations and the business operations relating thereto which Environmental Claims would, individually or in the aggregate, have a Material Adverse Effect.

                  For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any federal, state, local or municipal statute, law, rule, regulation, ordinance, code or rule and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment binding on any of the Issuers or the Subsidiaries relating to pollution or protection of the environment or health or safety or any chemical, material or substance that is subject to regulation thereunder. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, written notices of responsibility, information requests, liens, written notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

                  (w) None of the Issuers or the Subsidiaries is required to register as an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

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                  (x) Except as stated in the Memorandum, none of the Issuers or the Subsidiaries or any of their directors, officers or controlling persons, has taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result, under the Act or otherwise, in, or that has constituted, stabilization or manipulation of the price of any security of any Issuer to facilitate the sale or resale of the Securities (it being understood that no representation or warranty is made as to any actions by the Initial Purchasers).

                  (y) None of the Issuers or the Subsidiaries or any of their directors, officers or controlling persons has offered for sale or solicited offers to buy the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act), whether in writing, orally, or electronically, or in any manner involving a public offering within the meaning of Section 4(2) of the Act; provided however that for purposes of this representation, we assume that the press release of the Company entitled "Hayes Lemmerz Announces $200 million offering of Senior Subordinated Notes," dated December 4, 1998 does not constitute general solicitation (as such term is used in Regulation D under the Act).

3. Purchase, Sale and Delivery of the Securities. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Issuers agree to issue and sell to the Initial Purchasers, and each of the Initial Purchasers severally agrees to purchase from the Issuers, at 98% of their principal amount, the respective aggregate principal amounts of the Securities set forth opposite their respective names on Exhibit C hereto. The obligations of the Initial Purchasers under this Agreement are several and not joint. One or more certificates in definitive form for the Securities that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as each Initial Purchaser requests upon notice to the Company at least 48 hours prior to the Closing Date, shall be delivered by or on behalf of the Company, against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer of immediately available funds net of the overnight cost of such funds to the account of the Company previously designated by it in writing. Such delivery of and payment for the Securities shall be made at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, at 9:00 a.m., New York time, on December 14, 1998, or at such date as the Initial Purchasers and the Company may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date." The Company will make such certificate or certificates for the Securities available for checking and packaging by the Initial Purchasers at the offices in New York, New York of CIBC Oppenheimer Corp. at least 24 hours prior to the Closing Date.

4. Registration Rights of Holders of Securities. The Initial Purchasers and their direct and indirect transferees of the Securities will have such rights with respect to the registration thereof under the Act and qualification of the Indenture under the TIA as are set forth in the Registration Rights Agreement.

5. Resale of Securities. Each Initial Purchaser represents and warrants to, and agrees with, the Company that (a) it is a "qualified institutional buyer" as defined in Rule 144A under the Act ("QIB"); (b) it has not and will not, directly or indirectly, solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act), whether in writing, orally, or electronically, or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (c) it has and will solicit offers for the Securities only from, and will offer, sell and deliver the Securities only to persons who are QIBs as described and set forth on Schedule A hereto.

6. Certain Covenants. The Issuers, jointly and severally, covenant and agree with the Initial Purchasers that:

                  (a) None of the Issuers will amend or supplement the Memorandum or any amendment or supplement thereto of which the Initial Purchasers shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers or counsel for the Initial Purchasers shall reasonably object. The Issuers will promptly, upon the reasonable request of the Initial Purchasers or counsel to the Initial Purchasers, make any amendments or supplements to the Memorandum that may be reasonably necessary or advisable in connection with the resale of the Securities by the Initial Purchasers.

                  (b) The Issuers will cooperate with the Initial Purchasers in arranging for the qualification of the Securities for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Initial Purchasers may designate and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the Securities by the Initial Purchasers; provided, however, that in connection therewith none of the Issuers shall be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or to take any other action that would subject it to general service of process or to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

                  (c) If, at any time prior to the completion of the distribution by the Initial Purchasers of the Securities or, if issued, the Private Exchange Notes, any event occurs or information becomes known as a result of which the Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Memorandum to comply with applicable law, the Issuers will promptly notify the Initial Purchasers thereof (who thereafter will not use such Memorandum until appropriately amended or supplemented) and will prepare, at the expense of the Issuers, an amendment or supplement to the Memorandum that corrects such statement or omission or effects such compliance.

                  (d) The Company will, without charge, provide to each Initial Purchaser and to counsel to the Initial Purchasers as many copies of the Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.

                  (e) During the period of three years from the Closing Date, the Company will furnish to the Initial Purchasers (a) as soon as available, a copy of each report and other communication (financial or otherwise) of the Company mailed to the Trustee or the holders of the Securities, stockholders or filed with the Commission or any na-tional securities exchange on which any class of securities of the Company may be listed and (b) from time to time such other information concerning the Company as you may reasonably request.

                  (f) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (other than solely by reason of a default by the Initial Purchasers of their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith) or if this Agreement shall be terminated by the Initial Purchasers because of any failure or refusal on the part of the Issuers to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse you for all reasonable out-of-pocket expenses (including fees and expenses of counsel for the Initial Purchasers) incurred by you in connection herewith.

                  (g) The Company will apply the net proceeds from the sale of the Securities as set forth under "Use of Proceeds" in the Memorandum.

                  (h) Prior to the Closing Date, the Company will furnish to the Initial Purchasers, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim consolidated financial statements of the Company or CMI for any period subsequent to the period covered by the most recent financial statements appearing in the Memorandum.

                  (i) None of the Issuers or any of their respective Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Act of the Securities.

                  (j) On or subsequent to the date hereof, the Issuers will not, and will not permit any of the Subsidiaries to, solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act), whether in writing, orally, or electronically, or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

                  (k) For so long as any of the Securities remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Act and not able to be sold in their entirety under Rule 144 under the Act (or any successor provision), the Company will make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

                  (l) The Issuers will use their best efforts to (i) permit the Securities to be included for quotation on the Private Offering, Resales, and Trading through Automated Linkages Market ("PORTAL") and
         (ii) permit the Securities to be eligible for clearance and settlement through The Depository Trust Company ("DTC").

7. Expenses. Notwithstanding any termination of this Agreement (pursuant to Section 11 or otherwise), the Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by the Issuers of their obligations hereunder: (i) the preparation, printing or reproduction of the Memorandum, (including financial statements) and each amendment or supplement to it; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Memorandum and all amendments or supplements to it as may be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp taxes in connection with the original issuance and sale of the Securities and trustees' fees; (iv) the reproduction and delivery of this Agreement, the preliminary and supplemental "Blue Sky" memoranda, including filing fees and reasonable fees and disbursements of Cahill Gordon & Reindel, counsel to the Initial Purchasers, relating thereto, and all other agreements or documents reproduced and delivered in connection with the offering of the Securities; (v) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including the reasonable fees, expenses and disbursements of counsel to the Initial Purchasers relating to such registration and qualification); (vi) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (vii) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Issuers; (viii) fees and expenses of the Trustee including fees and expenses of its counsel; and (ix) any fees charged by investment rating agencies for the rating of the Securities.

8. Conditions of the Initial Purchasers' Obligations. The several obligations of the Initial Purchasers to purchase and pay for the Securities are subject to the accuracy of the representations and warranties contained herein, to the performance by the Issuers of their respective covenants and agreements hereunder and to the following additional conditions unless waived in writing by the Initial
         Purchasers:

                    (i) None of the issuance and sale of the Securities pursuant to this Agreement or any other transactions contemplated by any of the Offering Documents or the Memorandum shall be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued; and there shall not have been any legal action, order, decree or other administrative proceeding instituted or threatened against any of the Issuers or against you relating to the issuance of the Securities or the Initial Purchasers' activities in connection therewith, or any other transaction contemplated by any of the Offering Documents or the Memorandum.

                   (ii) Subsequent to the effective date of this Agreement and prior to the Closing Date, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, prospects, net worth or results of operations of the Issuers and the Subsidiaries, which taken as a whole, not contemplated by the Memorandum that, in your opinion, would materially adversely affect the market for the Securities, or (ii) any event or development relating to or involving any of the Issuers, the Subsidiaries or any of the respective officers or directors of the Issuers or the Subsidiaries that makes any statement made in the Memorandum untrue or that, in the opinion of the Issuers and their counsel or the Initial Purchasers and their counsel, requires the making of any addition to or change in the Memorandum in order to state a material fact necessary in order to make the statements made therein not misleading or to comply with law.

                  (iii) The Initial Purchasers shall have received an opinion of counsel to the Issuers in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers, dated the Closing Date, of each of (i) Skadden, Arps, Slate, Meagher & Flom LLP, substantially in the form of Exhibit D-1 hereto, and (ii) Daniel M. Sandberg, Esquire, General Counsel to the Company substantially in the form of Exhibit D-2.

                   (iv) The Initial Purchasers shall have received an opinion, dated the Closing Date, of Cahill Gordon & Reindel, counsel to the Initial Purchasers, with respect to the sufficiency of certain legal matters relating to this Agreement and such other related matters as the Initial Purchasers may require. In rendering such opinion, Cahill Gordon & Reindel shall have received and may rely upon such certificates and other documents and information as they may reasonably request to pass upon such matters. In addition, in rendering their opinion, Cahill Gordon & Reindel may state that its opinion is limited to matters of New York, Delaware corporate and federal law.

                    (v) The Initial Purchasers shall have received, from KPMG Peat Marwick LLP, independent public accountants for the Issuers, and Ciulla, Smith & Dale LLP, independent public accountants for CMI, "comfort" letters dated the date hereof and the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and Cahill Gordon & Reindel, counsel to the Initial Purchasers.

                   (vi) The representations and warranties of the Issuers contained in this Agreement which are qualified as to materiality shall be true and correct, and those representations and warranties of the Issuers which are not so qualified shall be true and correct in all material respects, on the Closing Date; the Issuers shall have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date.

                  (vii) There shall not have been any material increase in the consolidated short-term or long-term debt of the Issuers, in each case, from that set forth or contemplated in the Memorandum (or any amendment or supplement thereto) and (b) the Issuers shall not have any liabilities or obligations, contingent or otherwise (whether or not in the ordinary course of business), that are material to the Issuers, taken as a whole, other than those reflected in the

         Memorandum (or any amendment or supplement thereto) or contemplated by the Offering Documents.

                 (viii) You shall have received certificates, dated the Closing Date and signed by the chief executive officer and the chief financial officers of the Company and each Subsidiary Guarantor (or such other officers as are reasonably acceptable to you), to the effect that each of the conditions to closing set forth in paragraph (i), (ii), (vi) and
         (vii) of this Section 8 have been satisfied.

                   (ix) The Initial Purchasers shall have received on or before the Closing Date from the Company a true and correct copy of an amendment to the Amended Credit Agreement, in a form satisfactory to the Initial Purchasers (the "Amendment"), which Amendment shall have been executed by all necessary parties thereto and shall be in full force and effect.

                    (x) The Issuers shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

                  Any certificate or document signed by any officer of an Issuer and delivered to you or to counsel for the Initial Purchasers shall be deemed a representation and warranty by such Issuer to each Initial Purchaser as to the statements made therein.

                  All such opinions, certificates, letters, schedules, documents or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel to the Initial Purchasers. The Issuers shall furnish to the Initial Purchasers such conformed copies of such opinions, certificates, letters, schedules, documents and instruments in such quantities as the Initial Purchasers shall reasonably request.

9. Indemnification and Contribution. (a) Each Issuer jointly and severally agrees to indemnify and hold harmless each Initial Purchaser, and each person, if any, who controls any of the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Initial Purchaser or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

                    (i) any untrue statement or alleged untrue statement of any material fact contained in (A) the Memorandum or (B) any application or other document, or any amendment or supplement thereto, executed by any Issuer or based upon written information furnished by or on behalf of any Issuer filed in any jurisdiction in order to qualify the Securities under the securities or "Blue Sky" laws thereof or filed with the Commission or any securities association or securities exchange (each an "Application"); or

                   (ii) the omission or alleged omission to state, in the Memorandum or any amendment thereto, or any Application, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse, as incurred, each Initial Purchaser and each such controlling person for any reasonable and documented out-of-pocket legal or other expenses reasonably incurred by the Initial Purchasers or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action;

provided, however, that none of the Issuers will be liable in any such case to an Initial Purchaser or any controlling person of such Initial Purchaser to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Memorandum or any amendment thereto or any Application in reliance upon and in conformity with written information furnished to the Issuers by or on behalf of such Initial Purchaser specifically for use therein. This indemnity agreement will be in addition to any liability that the Issuers may otherwise have to the indemnified parties. None of the Issuers will, without the prior written consent of the Initial Purchasers, which shall not be unreasonably withheld or delayed, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification by the Initial Purchasers may be sought hereunder (whether or not the Initial Purchasers or any person who controls either of the Initial Purchasers within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or con-sent includes an unconditional release (or any other release reasonably acceptable to the Initial Purchasers) of the Initial Purchasers and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

                  (b) Each Initial Purchaser will severally and not jointly indemnify and hold harmless the Issuers, their respective directors, officers and each person, if any, who controls any of the Issuers within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which any of the Issuers or any such director, officer or controlling person may become subject under the Act, the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Memorandum or any amendment thereto or any Application or (ii) the omission or the alleged omission to state therein a material fact required to be stated in the Memorandum or any amendment thereto, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to any of the Issuers by or on behalf of such Initial Purchaser specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any reasonable and documented out-of-pocket legal or other expenses reasonably incurred by any of the Issuers or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties. The Initial Purchasers will not, without the prior written consent of the Issuers, which shall not be unreasonably withheld or delayed, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification by any of the Issuers may be sought hereunder (whether or not any of the Issuers or any person who controls the Issuers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release or any other release reasonably acceptable to the Issuers) of any such Issuer and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

                  (c) Promptly after receipt by an indemnified party under this
Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party except to the extent that such omission results in the forfeiture by the indemnifying party of substantial rights and defenses. In case any such action is brought against any indemnified party, and such indemnified party notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, based on the advice of counsel, that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to any such indemnifying party then the indemnifying parties shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable and documented out-of-pocket costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchasers in the case of paragraph (a) of this Section 9 or the Issuers in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions); (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying parties; or (iii) the indemnifying party shall have failed to assume the defense or retain counsel reasonably satisfactory to the indemnified party.

                  (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), other than as a result of the proviso to Section 9(a), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Issuers on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total proceeds from the offering of the Securities (before deducting expenses other than Initial Purchasers' discounts and commissions) received by the Issuers bear to the total Initial Purchasers' discounts and commissions received by the Initial Purchasers. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers on the one hand or the Initial Purchasers on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Issuers and the Initial Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Issuers on the one hand and the Initial Purchasers on the other hand were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this para-graph (d). Notwithstanding any other provision of this paragraph (d), the Initial Purchasers shall not be obligated to make contributions hereunder that in the aggregate exceed the total initial purchasers' discounts and commissions received by the Initial Purchasers under this Agreement, less the aggregate amount of any damages that the Initial Purchasers have otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls any of the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each director of any of the Issuers, each officer and each person, if any, who controls any of the Issuers within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Issuers.

                (e) Notwithstanding anything to the contrary in this Article 9, the indemnification and contribution provisions of the Registration Rights Agreement shall govern any claim with respect thereto.

10. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Issuers, their respective officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Issuers, any of their respective officers or directors, the Initial Purchasers or any controlling person referred to in Section 9 hereof and (ii) delivery of and payment for the Securities, and shall be binding upon and shall inure to the benefit of, any successors, assigns, heirs, personal representatives of the Issuers, the Initial Purchasers and indemnified parties referred to in Section 9 hereof. The respective agreements, covenants, indemnities and other statements set forth in Sections 7 and 9 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

11. Termination. (a) This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to the Issuers given in the event that the Issuers shall have failed, refused or been unable to satisfy all conditions on its respective part to be performed or satisfied hereunder on or prior to the Closing Date or, if at or prior to the Closing Date:

                    (i) any of the Issuers or the Subsidiaries shall have sustained any loss or interference with respect to their respective businesses or properties from fire, flood, hurricane, earthquake, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, which loss or interference has had or has a material adverse effect on the business, condition (financial or other), properties, prospects or results of operations of the Issuers and the Subsidiaries taken as a whole, or there shall have been any material adverse change, or any development involving a prospective material adverse change (including without limitation a change in management or control of the Issuers), in the business, condition (financial or other), properties, prospects or results of operations of the Issuers and the Subsidiaries except as described in or contemplated by the Memorandum (exclusive of any amendment or supplement thereto);

                   (ii) trading in securities generally on the New York or American Stock Exchange shall have been suspended or minimum or maximum prices shall have been established on any such exchange;

                  (iii) a banking moratorium shall have been declared by New York or United States authorities; or

                   (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or (C) any material change in the financial markets of the United States that, in the sole judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Memorandum, as amended as of the date hereof.

                  (b) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in
Section 10 hereof.

12. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be mailed or delivered or telecopied and confirmed in writing to the Initial Purchasers c/o CIBC Oppenheimer Corp., 425 Lexington Avenue, 3rd Floor, New York, New York 10017,
         Attention: Walter F. McLallen, and with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, Attention: Roger Meltzer, Esq. If sent to the Company or any of the Subsidiary Guarantors, shall be mailed, delivered or telegraphed and confirmed in writing, to Hayes Lemmerz International, Inc., 38481 Huron River Drive, Romulus, Michigan 48174, Attention: General Counsel and with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, One Rodney Square, Wilmington, Delaware 19801, Attention: Robert B. Pincus, Esq.

13. Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers and each of the Issuers and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Issuers contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchasers within the meaning of Section 15 of the Act or
         Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 9 of this Agreement shall also be for the benefit of the directors of the Issuers, their respective officers and any person or persons who controls any Issuer within the meaning of
         Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Securities from the Initial Purchasers will be deemed a successor because of such purchase.

14. Joint and Several Obligations. All of the obligations of the Issuers hereunder shall be joint and several obligations of each of them.

15. Information Supplied by the Initial Purchasers. The statements set forth in the last sentence of the third paragraph and the seventh paragraph under the heading "Plan of Distribution" constitute the only information furnished by the Initial Purchasers to the Issuers for purposes of
         Section 2(a) hereof.

16. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof.

17. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAW.

18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Issuers and the Initial Purchasers.

                            Very truly yours,

                            HAYES LEMMERZ INTERNATIONAL, INC.,
                            a Delaware corporation


                            By: /s/ HAYES LEMMERZ INTERNATIONAL, INC.
                               --------------------------------------
                               Name:
                               Title:


                            HAYES LEMMERZ INTERNATIONAL-
                              CALIFORNIA, INC., a Delaware corpo-
                              ration


                            By: /s/ HAYES LEMMERZ INTERNATIONAL-CALIFORNIA, INC.
                               -------------------------------------------------
                               Name:
                               Title:


                            HAYES LEMMERZ INTERNATIONAL-GEORGIA,
                              INC., a Delaware corporation


                            By: /s/ HAYES LEMMERZ INTERNATIONAL-GEORGIA, INC.
                               ----------------------------------------------
                               Name:
                               Title:


                            HAYES LEMMERZ INTERNATIONAL-INDIANA,
                              INC., a Delaware corporation


                            By: /s/ HAYES LEMMERZ INTERNATIONAL-INDIANA, INC.
                               ----------------------------------------------
                               Name:
                               Title:

                            HAYES LEMMERZ INTERNATIONAL-MEXICO, INC.,
                              a Delaware corporation


                            By: /s/ HAYES LEMMERZ INTERNATIONAL-MEXICO, INC.
                               -----------------------------------------------
                               Name:
                               Title:


                            HAYES LEMMERZ INTERNATIONAL-MICHIGAN,
                              INC., a Michigan corporation


                            By: /S/ HAYES LEMMERZ INTERNATIONAL-MICHIGAN, INC.
                               -----------------------------------------------
                               Name:
                               Title:


                            HAYES LEMMERZ INTERNATIONAL-OHIO,INC.,
                              an Ohio corporation


                            By: /S/ HAYES LEMMERZ INTERNATIONAL-OHIO,INC.
                               -----------------------------------------------
                               Name:
                               Title:


                            HL OHIO SUB, INC.
                              a Delaware corporation


                            By: /S/ HL OHIO SUB, INC.
                               -----------------------------------------------
                               Name:
                               Title:

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

CIBC OPPENHEIMER CORP.


By: /s/ CIBC OPPENHEIMER CORP.
    ---------------------------------------
    Name:
    Title:


MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED


By:  /s/ MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
    -------------------------------------------------------
    Name:
    Title:


CREDIT SUISSE FIRST BOSTON
   CORPORATION


By:  /s/ CREDIT SUISSE FIRST BOSTON CORPORATION
    -------------------------------------------
    Name:
    Title:

                                                                       EXHIBIT A


Subsidiary Guarantors

Hayes Lemmerz International-California, Inc.

Hayes Lemmerz International-Georgia, Inc.

Hayes Lemmerz International-Indiana, Inc.

Hayes Lemmerz International-Mexico, Inc.

Hayes Lemmerz International-Michigan, Inc.

Hayes Lemmerz International-Ohio, Inc.

HL Ohio Sub, Inc.

                                                                       EXHIBIT B

Company Subsidiaries

HLI (Europe), Ltd.
Hayes Lemmerz, S.p.A.
Hayes Lemmerz Autokola, as
Hayes Lemmerz International - Texas, Inc.
Hayes Lemmerz International - Missouri, Inc.
Hayes Lemmerz International - Kentuckulus, Inc.
Hayes Lemmerz Aftermarket, Inc.
Hayes Lemmerz Japan Limited
Hayes Lemmerez Barcelona, S.A.
HLI Service Corporation
Hayes Lemmerz Foreign Sales Corp.
Hayes Lemmerz Frenos de Mexico, S.A. de C.V.
Motor Wheel Corporation of Canada, Ltd.
AMW Holdings, Inc.
HL Holdings BV
Hayes Wheels Hungary Consulting Limited Liability Company
Newco No. 17 Vermogensverwaltungs GmbH (post-Acquisition)
Hayes Lemmerz Holding Germany GmbH
Metaalgieterij Geisen B.V.
Hayes Lemmerz Manresa, SPRL
Hayes Lemmerz-Werke Wohnungsbaugesellschaft mbH
Hayes Lemmerz System Services N.V.
Hayes Lemmerz Belgie B.V.B.A.
Hayes Lemmerz Comerico e Participacoes SRL
Lemmerz Canada Inc.
Hayes Lemmerz-Inci-Jany Sanayi A.S.
Borlem S.A. Empreendimentos Industriais
Hayes Lemmerz International - Kentucky, Inc.
Kalyani-Lemmerz Ltd.
Hayes Lemmerz Mexico, S.A. de C.V
Automotive Overseas Investments (Pty) Ltd.
RSDS Vermogensverwaltnngs GmbH 161
Hayes Lemmerz Werke GmbH & Co. KG

Company Joint Venture and Other Interests

Numbers in parentheses represent percent of total owned by the Company or one of its subsidiaries.

Hayes Wheels de Venezuela, C.A. (49)
Hayes Wheels de Mexico, S.A. de C.V. (40)
Hayes Wheels do Brasil, Ltda. (49)
Continental Lemmerz (Portugal), Componentes para
  Automoveis, Lda. (49)

Reynolds-Lemmerz Industries (25)
Jantas Jant Sanayi ve Ticaret S.A. (25)
Siam Lemmerz Co., Ltd. (25)

                                                                       EXHIBIT C

                                                       Principal Amount
Initial Purchaser                                      of Securities
-----------------                                      -------------
CIBC Oppenheimer Corp.                                  $125,000,000

Merrill Lynch, Pierce, Fenner                             62,500,000
  & Smith Incorporated

Credit Suisse First Boston Corporation                    62,500,000
                                                        ------------

         Total                                          $250,000,000
                                                        ============

                                                                     EXHIBIT D-1


           Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP


                  Opinion, dated the Closing Date and addressed to the Initial Purchasers, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Issuers.

                  In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom LLP shall have received and may rely upon such certificates and, other documents and information as they may reasonably request to pass upon such matters. In addition, in rendering their opinion, Skadden, Arps, Slate, Meagher & Flom LLP may state that its opinion is limited to matters of New York, Delaware corporate and federal law. Such opinion shall state, subject to customary qualifications and exceptions to the effect that:

                    (i) The Securities have been duly authorized by each of the Issuers other than Hayes Lemmerz International-Michigan, Inc. and Hayes Lemmerz International-Ohio, Inc. (the "Delaware Issuers") and when executed by the Delaware Issuers and authenticated by the Trustee in accordance with the provisions of the Indenture, and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will constitute valid and binding obligations of the Delaware Issuers, entitled to the benefits of the Indenture and enforceable against the Delaware Issuers in accordance with their terms, except that the enforcement thereof may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                   (ii) The Exchange Notes, the Private Exchange Notes and the guarantees thereof have been duly and validly authorized by the Delaware Issuers and when executed by the Delaware Issuers and authenticated by the Trustee in accordance with the provisions of the Registration Rights Agreement and the Indenture, and delivered to the Initial Purchasers in accordance with the terms of the Registration Rights Agreement, will constitute valid and binding obligations of the Delaware Issuers, entitled to the bene-fits of the Indenture and enforceable against the Delaware Issuers in accordance with their terms, except that the enforcement thereof may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  (iii) Each of the Delaware Issuers has the requisite corporate power and corporate authority to execute, deliver and perform its obligations under the Indenture, the Securities, the Exchange Notes and the Private Exchange Notes; the Indenture has been duly authorized by the Delaware Issuers and, when executed and delivered by the Delaware Issuers (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and binding agreement of the Delaware Issuers, enforceable against the Delaware Issuers in accordance with its terms, except that (a) the enforcement thereof may be limited by
         (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (b) the waiver contained in Section 4.03 of the Indenture may be deemed unenforceable.

                   (iv) Each of the Delaware Issuers has the requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Delaware Issuers and, when executed and delivered by the Delaware Issuers, will constitute a valid and binding agreement of the Delaware Issuers, enforceable against the Delaware Issuers in accordance with its terms except that (a) the enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and
         (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) and (b) we express no opinion as to the enforceability of any rights to indemnification or contribution provided for in such document to the extent any such rights are violative of any laws, rule or regula-tion or the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

                    (v) Each of the Delaware Issuers has the requisite corporate power and corporate authority to execute, deliver and perform its obligations under the Purchase Agreement. The Purchase Agreement has been duly authorized by the Delaware Issuers and, when executed and delivered by the Delaware Issuers, will constitute a valid and binding agreement of the Delaware Issuers, enforceable against the Delaware Issuers in accordance with its terms except (i) that the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally or general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) and (ii) as any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy considerations.

                   (vi) No Governmental Approval is required for the performance by the Delaware Issuers of their respective obligations under the Offering Documents or the consummation of the transactions contemplated thereby relating to the Securities.

                  (vii) The execution and delivery by the Delaware Issuers of each of the Offering Documents and the performance by the Delaware Issuers of their obligations thereunder will not violate or conflict with the certificate of incorporation or bylaws of any of the Delaware Issuers.

                 (viii) The statements set forth in the Memorandum under the caption "Description of the Notes," insofar as such statements constitute a summary of the terms of the documents referred to therein, fairly summarize such terms in all material respects.

                   (ix) None of the Issuers is required to register as an "investment company" or a company "controlled by" an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                    (x) Neither the consummation of the transactions contemplated by the Purchase Agreement nor the sale, issuance, execution or delivery of the Securities will violate

         Regulation T, U or X of the Board of Governors of the Federal Reserve System.

                   (xi) The Indenture appears on its face to be appropriately responsive in all material respects to the requirements of the TIA.

                  (xii) Assuming with your consent and without independent investigation (i) the accuracy of the representations and warranties of the Company set forth in Section 2 of the Purchase Agreement and of you in Section 5 of the Purchase Agreement, (ii) the due performance by the Company of the covenants and agreements set forth in Section 6 of the Purchase Agreement and the due performance by you of the covenants and agreements set forth in Sections 5 and 6 of the Purchase Agreement,
         (iii) your compliance with the offering and transfer procedures and restrictions described in the Memorandum, (iv) the accuracy of the representations and warranties made in accordance with the Purchase Agreement and the Memorandum by purchasers to whom you initially resell Securities and (v) that purchasers to whom you initially resell Securities receive a copy of the Memorandum prior to such sale, the offer, sale and delivery of the Securities to you in the manner contemplated by the Purchase Agreement and the Memorandum and the initial resale of the Securities by you in the manner contemplated in the Memorandum and the Purchase Agreement, do not require registration under the Act and the Indenture does not require qualification under the TIA, it being understood that we express no opinion as to any subsequent resale of any Security.

                  We call to your attention a press release of the Company entitled "Hayes Lemmerz Announces $200 Million Offering of Senior Subordinated Notes," dated December 4, 1998 (the "Release"). In rendering the opinions set forth herein, we have, with your permission and relying in part on your certificate attached hereto as Schedule A, assumed that the Release did not constitute a "general solicitation" (as such term is defined in Rule 502(c) promulgated under the Securities Act) with respect to the offering of the Securities. We do not express any opinion as to whether the Release constituted such a "general solicitation" or as to the effect of such Release on the opinions set forth herein.

                  For purposes of the opinions set forth below, (i) "Applicable Laws" means the General Corporation Law of the State of Delaware, and those laws of the State of New York and of the United States of America, that, in each case, in our experience, are normally applicable to transactions of the type provided for by the Purchase Agreement and the Registration Rights Agreement, but without our having made any special investigation with respect to any other laws; provided that "Applicable Laws" does not include any federal or state securities laws or blue sky laws of any jurisdiction, anti-fraud laws of any jurisdiction, rules and regulations of the National Association of Securities Dealers, Inc. and Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System as in effect on the date hereof (collectively, the "Margin Rules"), (ii) "Governmental Entity" means any United States federal or New York executive, legislative, judicial administrative or regulatory body and (iii) "Government Approval means any authorization, approval, consent or order of or filing with any Governmental Entity under applicable Laws, other than any consent or authorization which may have become applicable to Hayes or the Delaware Subsidiary Guarantors as a result of your involvement in the transactions contemplated by the Purchase Agreement or the Registration Rights Agreement or because of your legal or regulatory status or because of any other facts specifically pertaining to you.

                  In addition, we have participated in conferences with officers and other representatives of the Issuers, representatives of the independent public accountants and representatives of the Initial Purchasers at which the contents of the Memorandum were discussed. We did not participate in the preparation of the documents incorporated by reference in the Offering Memorandum but have, however, reviewed such documents and discussed the business and affairs of the Company with representatives of the Company. Although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Memorandum (except as indicated in clause (ix) above) and have not made any independent check or verification thereof, on the basis of the foregoing (relying as to materiality to a large extent upon the statements of officers and other representatives of each of the Issuers), no facts have come to our attention that have caused us to believe that the Memorandum as of its date and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no opinion on or belief with respect to the financial statements or other financial and statistical data or information included in or incorporated by reference into the Memorandum or with respect to the informa-tion contained in the Memorandum concerning CMI and the subsidiaries of CMI).

                                                                     EXHIBIT D-2


                   Form of Opinion of Daniel M. Sandberg, Esq.


                  Opinion, dated the Closing Date and addressed to the Initial Purchasers, of Daniel M. Sandberg, Esq., General Counsel to the Company, to the effect that:

                    (i) Each of the Issuers has been duly incorporated and is validly existing in good standing, as a corporation under the laws of its jurisdiction of incorporation, with the requisite corporate power and authority to own its properties and conduct its business as described in the Memorandum and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except when the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect; the outstanding shares of capital stock of the Issuers and the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights and, in the case of the Subsidiary Guarantors and the Subsidiaries, except in connection with the Amended Credit Agreement, are owned free and clear of all liens, encumbrances, equities and restrictions on transferability (other than those imposed by the Act and the state securities or "Blue Sky" laws); to the best of my knowledge, except as set forth in the Memorandum, no options, warrants or other rights to purchase from any Issuer or any Subsidiary or agreements or other obligations of any Issuer or any Subsidiary to issue or other rights to cause the Company, to convert any obligation into, or exchange any securities for, shares of capital stock or ownership interests in any Issuer or any Subsidiary are outstanding.

                   (ii) The Guarantee has been duly and validly authorized by Hayes Lemmerz International-Michigan, Inc. ("HLIM") and Hayes Lemmerz International-Ohio, Inc. ("HLIO") and when the Securities are executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture, and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will constitute valid and binding obligations of HLIM and HLIO, enforceable against HLIM and HLIO in accordance with its terms, except that the enforcement thereof may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  (iii) The guarantee of the Exchange Notes and the Private Exchange Notes have been duly and validly authorized by HLIM and HLIO and when the Exchange Notes and the Private Exchange Notes have been executed by the Company and authenticated by the Trustee in accordance with the provisions of the Registration Rights Agreement and the Indenture, and delivered to the Initial Purchasers in accordance with the terms of the Registration Rights Agreement, will have been duly executed, issued and delivered and will constitute a valid and binding obligation of HLIM and HLIO, enforceable against HLIM and HLIO in accordance with its terms, except that the enforcement thereof may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                   (iv) Each of HLIM and HLIO has the requisite corporate power and corporate authority to execute, deliver and perform its obligations under the Indenture, the Securities, the Exchange Notes and the Private Exchange Notes; the Indenture has been duly authorized by HLIM and HLIO and, when executed and delivered by HLIM and HLIO (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and binding agreement of HLIM and HLIO, enforceable against HLIM and HLIO in accordance with its terms, except that (a) the enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and
         (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (b) the waiver contained in Section 4.03 of the Indenture may be deemed unenforceable.

                    (v) Each of HLIM and HLIO has the requisite corporate power and corporate authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by HLIM and HLIO and, when executed and delivered by HLIM and HLIO, will constitute a valid and legally binding agreement of HLIM and HLIO, enforceable against HLIM and HLIO in accordance with its terms except that (a) the enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally or (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) and (b) as any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy considerations.

                   (vi) Each of HLIM and HLIO has the requisite corporate power and corporate authority to execute, deliver and perform its obligations under the Purchase Agreement. The Purchase Agreement has been duly and validly authorized by HLIM and HLIO and, when executed and delivered by HLIM and HLIO, will constitute a valid and binding agreement of HLIM and HLIO, enforceable against HLIM and HLIO in accordance with its terms except that (a) the enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally or (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) and (ii) as any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy considerations.

                  (vii) No consent, approval, authorization or order of any governmental agency or body, or to the best of my knowledge, any court, is required for the performance of any of the Offering Documents or any of the agreements contemplated thereby or delivered in connection therewith, or the consummation of the transactions contemplated thereby, except such as may be required and have been obtained as described in the Memorandum or as may be required under the Act, the TIA or state securities or "Blue Sky" laws in connection with the purchase and distribution of the Securities or the exchange of the Exchange Notes and the Private Exchange Notes.

                 (viii) None of the Issuers or the Subsidiaries is (a) in violation of its certificate of incorporation or bylaws, (b) in violation of any statute, judgment, decree, order, rule or regulation applicable to any of its properties or assets, which violation would, individually or in the aggregate, have a Material Adverse Effect or (c) in breach of or in default under any of the Offering Documents or any material contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or other material agreement or instrument to which it is a party or to which it is subject, which breach or default would individually or in the aggregate, have a Material Adverse Effect.

                   (ix) The execution, delivery and performance by the Issuers, to the extent each is a party thereto, of each of the Offering Documents and the Amended Credit Agreement and the consummation by the Issuers of the transactions contemplated thereby and the fulfillment of the terms thereof, will not violate, conflict with or constitute or result in a breach of or a default under (or an event that with notice or lapse of time, or both, would constitute a breach of or a default under) any of the terms or provisions of (a) the certificate of incorporation or bylaws of HLIM and HLIO, (b) any material indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement or other material agreement or instrument to which any of the Issuers or the Subsidiaries is a party or to which any of their respective properties or assets are subject or (c) to the best of my knowledge (assuming compliance with all applicable state securities and "Blue Sky" laws) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to any of the Issuers or the Subsidiaries or any of their respective properties or assets, which violation, conflict, breach or default would, individually or in the aggregate, have any Material Adverse Effect. I express no opinion in clause (b) above with respect to any financial ratios or tests or other financial matters contained in the documents referred to in such clause (b).

                    (x) Except as described in the Memorandum, there are no legal or governmental proceedings pending or threatened to which any of the Issuers or the Subsidiaries is a party or to which the respective properties or assets of the Issuers or the Subsidiaries are subject that would be required to be described in a prospectus pursuant to the Act that are not described in the Memorandum, or that seek to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to the Initial Purchasers or the consummation of the transactions described in the Memorandum under the captions "Use of Proceeds".

                   (xi) The Amendment has been duly authorized by HLIM and HLIO to the extent it is or will be a party thereto.

                  In rendering the opinions set forth herein, I have examined originals, photocopies or conformed copies certified to our satisfaction of all such corporate records, agreements, instruments and documents of the Issuers and of CMI, certificates of public officials and other certificates and opinions (including those of CMI), and have made such other investigations, as I have deemed necessary, in connection with the opinions set forth herein. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as photocopies or conformed copies. I have relied, to the extend I deem such reliance proper on certificates of officers of the Issuers and CMI as to factual matters. I have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, outside counsel for the Company, your counsel and your representatives at which the contents of the Memorandum and related matters were discussed and, although I am not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Memorandum, I advise you that, on the basis of the foregoing, no facts have come to my attention that lead me to believe that the Memorandum as of its date and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that I have not been requested to and do not make any comment with respect to the financial statements and the notes thereto and other financial and accounting information included or incorporated by reference in the Memorandum).

                             CIBC OPPENHEIMER CORP.
                     CREDIT SUISSE FIRST BOSTON CORPORATION
                      MERRILL LYNCH, PIERCE, FENNER & SMITH
                                  INCORPORATED
                           c/o CIBC OPPENHEIMER CORP.
                              425 Lexington Avenue
                                    3rd Floor
                            New York, New York 10017

                                                               December 14, 1998

Ladies and Gentlemen:

                  Referring to the Purchase Agreement, dated as of December 7, 1998 (the "Purchase Agreement"), by and among Hayes Lemmerz International, Inc. (the "Company"), the Guarantors named therein and CIBC Oppenheimer Corp., Credit Suisse First Boston Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Initial Purchasers"), relating to the issuance and sale by the Company of $250,000,000 aggregate principal amount of 8 1/4% Senior Subordinated Notes due 2008 (the "Notes"), the Initial Purchasers hereby certifies that:


1. Prior to the issuance of the Company's press release on December 4, 1998 (the "Release"), the Initial Purchasers had identified and contacted a group of potential purchasers which consisted solely of "qualified institutional buyers" (as defined in Rule 144A of the Securities Act of 1933, as amended) and which list of potential purchasers is attached hereto (such potential purchasers are hereby referred to as the "Purchasers").

2. Prior to the issuance of the Release, the Purchasers were contacted in order to invite them to participate in an electronic road show via Bloomberg at 10:00 a.m. on Friday, December 4, 1998 (the "Road Show"). No other person or persons was contacted except for the Purchasers.

3. No other person or persons participated in the Road Show except for the Purchasers.

4. The Initial Purchasers have initially resold and agree that they will only resell the Securities solely to certain of the Purchasers and not to any other person or persons.

                  Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement.

                  IN WITNESS WHEREOF, the undersigned has hereunto set forth his signature as of the 14th of December, 1998.


                                      CIBC Oppenheimer Corp.
                                      Credit Suisse First Boston
                                        Corporation
                                      Merrill Lynch, Pierce, & Fenner & Smith
                                                  Incorporated

                                      By:  CIBC Oppenheimer Corp.


                                      By:
                                         -----------------------------------
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                               LIST OF PURCHASERS

Putnam Company, Inc.
Miller Andersen & Sherrerd
Capital Research & Management
Nomura Research Institute
Oaktree Capital Management
Trust Company of the West
Ares Management, L.P.
Prudential Insurance co.
Merrill Lynch Asset Management
Larry Post Advisors
Delaware Management
Western Asset Management
Salomon Asset Management
Pilgrim Asset Management
Bank of Montreal
Fortis Advisors
Goldman Sachs Asset Management
GE Financial Assurance
Keystone Custodian Funds
Lutheran Brotherhood
Pacific Mutual
Highland Capital Management
Bank Brussels Lambert
Hampshire Asset Management
Wellington Management
Invesco/Chancellor
Allied Signal
Manufacturers Life Insurance Co.
Safeco Asset Management
Lincoln Capital Management
Security Benefit Life
State Street Global Advisors
Hartford Life Insurance co.
BEA Associates